Exhibit 4.6
SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) dated April 29th, 2015, by and between EZTD Inc., a Nevada corporation (the “Company”), and AFTH S.C.Sp of 10 Rue Antoine Jans, L-1820 Luxembourg (the “Purchaser”).

The Company and the Purchaser (collectively herein, the "Parties") agree as follows:

ARTICLE 1
PURCHASE AND SALE

1.1	Closing.

(a)      Subject to the terms and conditions of this Agreement, the closing of the transaction contemplated by this Agreement (the "Closing") shall be held remotely via the exchange of documents and signatures concurrently with the execution of this Agreement or such other time as shall be agreed upon, orally or in writing, by the Purchaser and the Company.

(b)      Securities Purchased. At the Closing the Company will sell and the Purchaser will purchase the following securities of the Company for an aggregate purchase price of US$ 724,000 (Seven hundred twenty- four thousand) (the “Purchase Price”), as follows:

(i)        3,794,947 (Three million, seven hundred ninety four thousand and nine hundred forty seven) shares of the Company’s Common Stock $0.001 par value at a price of $0.19078 corresponding to an aggregate purchase price of US$ 724,000 (Seven hundred twenty -four thousand) ; and

(ii)       Sixty (60) months warrant to purchase up to an additional 1,138,484 (One million, one hundred thirty-eight thousand and four hundred eighty-four) shares of the Company’s Common Stock $0.001 par value with an exercise price of $ 0.19078 per share, which will be issued to the Purchaser at the Closing and will be exercisable only after six months from Closing (the "Warrant"). No separate consideration shall be paid for the issuance of the Warrant. The Warrant shall be in the form appended hereto as Annex "A" (the shares issuable upon the exercise of the Warrant are sometimes referred to hereinafter as the "Warrant Shares" and the Shares and the Warrant Shares are sometime referred to hereinafter as the "Securities").

(c)      Closing Deliveries. Subject to the following provisions of this clause, at or prior to the Closing, the following transactions will take place, all of which shall be deemed to have occurred simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered: (1) the Purchaser shall pay the purchase price to the Company, by way of a bank transfer to the Company's account, in immediately available funds, to the bank account of which details shall be delivered to the Purchaser by the Company, (2) the Company shall issue and allot to the Purchaser, no later than forty five (45) days following the Closing, the Shares and the Warrant, and (3) each Party shall deliver to the other Party copies of resolutions taken by its board of directors (or other similar governing body) approving the execution and delivery of this Agreement, and all the transactions contemplated hereunder.

THE PURCHASER UNDERSTANDS THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK, AND THAT THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE. THERE CAN BE NO ASSURANCES THAT THE PURCHASER WILL RECOVER ALL OR ANY PORTION OF THIS INVESTMENT.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Company.

(a)        Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)        Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including the issuance of the Shares and the Warrant hereunder, has been duly authorized by all necessary action on the part of the Company. This Agreement is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c)        Issuance of the Securities; Registration. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and no assessable. The Warrant Shares, when issued in accordance with the terms of the Warrant, will be validly issued, fully paid and non assessable.

(d)        Material Adverse Changes. As of June 30, 2014 onwards there has not been:

(i)         any material adverse change in the assets, liabilities, financial condition, business or prospects of the Company;

(ii)        any damage, destruction or loss, materially affecting  the  assets,  business, properties, condition (financial or otherwise) of the Company;

(iii)       any waiver or compromise by the Company of a material right or of a material debt owed to it;

(iv)       any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;

(v)        any material change or amendment to a material contract or arrangement by which the Company or any of their respective assets or properties is bound or subject;

(vi)       any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder of the Company;

(vii)      any sale, assignment or transfer of any and all intellectual property of the Company,  including but not  limited  to, whether  or  not  patentable, including without  limitation, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, licenses, proprietary rights, processes and concepts;

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(viii)    any resignation or termination of employment of any officer or key employee of the Company; and the Company, to the best of its knowledge, does not know of any impending resignation or termination of employment of any such officer or key employee;

(ix)      receipt  of  written  notice  that  there  has  been  a  loss  of,  or  material  order cancellation by, any major customer or business associate of the Company;

(x)       any mortgage, pledge, transfer of any interest or equity of any individual or entity (including without limitation any right to acquire, option, or right of pre-emption, or right of first refusal) or any mortgage, charge, pledge, lien, or assignment, or any other encumbrance or security interest or arrangement of whatsoever nature over or in the relevant property in, or lien, created by the Company and/or by its subsidiary, with respect to any of their respective material properties or assets;

(xi)       any loans or guarantees made by the Company to or for the benefit of their respective employees, officers or directors, or any members of their respective immediate families, other than travel advances and other advances made in the ordinary course of its business;

(xii)     any declaration, setting aside or payment or other distribution in respect of the share capital of the Company or any direct or indirect redemption, purchase or other acquisition of any of such share capital by the Company;

(xiii)     any other event or condition of any character that might have a material adverse affect on the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

(xiv)     any agreement or commitment by the Company to do any of the things described in this Section 2.1(d).

2.2	Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as follows:

(a)      Organization; Authority. If the Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and is the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority, including the U.S. Securities and Exchange Commission, is required on the part of the Purchaser in connection with the execution and delivery of this Agreement, or the offer, sale, and delivery of the Securities as contemplated by this Agreement.

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(b)      Own Account; Investment Intent. The Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not and will not acquire the Shares, the Warrant or the Warrant Shares with a view to or for distributing or reselling them in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law, has no present intention of distributing any of them in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding their distribution of such Securities. The Purchaser understands that the Securities included therein are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws. The Purchaser is acquiring the Securities and each part thereof hereunder in the ordinary course of its business.

(c)        Regulation S.  The Purchaser makes the following representations related to Regulation S under the Securities Act: (i) it is not a “U.S. Person” as that term is defined in Rule 902 of Regulation S under the Securities Act; and received all communications relating to the issuance of the Shares, and executed all documents relating thereto, outside the United States; and (ii) it agrees to resell the Shares, the Warrant and the Warrant Shares only in accordance with the provisions of Regulation S, or pursuant to another available exemption from the registration requirements of the Securities Act, and further agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

(d)       Experience of Such Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities (and each part thereof) and, at the present time, is able to afford a complete loss of such investment.

(e)        Opportunity to Conduct Due Diligence. The Purchaser was granted the opportunity to conduct, and has conducted, due diligence prior to entering into the transactions contemplated by this Agreement. The Purchaser has read this Agreement and is familiar with the terms of the Securities. In making the decision to purchase the Securities, the Purchaser and the Purchaser’s advisors have, prior to any sale to the Purchaser, been given access and the opportunity to examine all books and records of the Company, all contracts and documents relating to the Company, and an opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information necessary to verify the accuracy of the information provided to the Purchaser. The Purchaser and the Purchaser’s advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested. The only representations and warranties being given to the Purchaser by the Company, express or implied, at law or in equity, with respect to the Company, the Securities and\or the Company's business, are as explicitly contained in this Agreement.

(f)         Advice. The Company and its counsel have not provided to the Purchaser any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Purchaser has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

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ARTICLE 3

OTHER AGREEMENTS OF THE PARTIES

3.1      Transfer Restrictions.

(a)     The Purchaser hereby acknowledges that the Securities and any part thereof may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares, Warrant or Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of such opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares, Warrant or the Warrant Shares under the Securities Act. Unless the transfer of the Warrant has been registered, no Warrant may be transferred to any person that is not an “accredited investor.”

(b)    The Purchaser agrees to the imprinting, so long as is required, of a legend on any of the Shares, Warrant and Warrant Shares in the following form:

[THESE SHARES] [THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT] HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED  (THE  “SECURITIES  ACT”),  AND,  ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

3.2      Non Compete. Purchaser undertakes that for so long as it is a shareholder of the Company and for a period of twelve (12) months thereafter, it shall : (i) not engage in any activity that directly and\or indirectly competes with the business of Company, (ii) not hold ownership interest in any firm or corporation that directly and\or indirectly competes with the Company, other than passive holdings representing less than five percent (5%) of any such firm or corporation, and (iii) refrain from any potential conflict of interests with the Company.

3.3      Confidentiality. Subject to applicable law, each Party agrees to keep this Agreement in strict confidence and that it shall not, without the prior written consent of the other Party, disclose any information relating to the other Party other than disclosure to the representatives and\or advisors of such Party, on a "need to know" basis or as required under applicable law. For the avoidance of doubt, the aforesaid shall not include any information which: (a) is or becomes generally available to the general public other than as a result of a breach of an undertaking hereunder, or (b) is or becomes available to a Party through a disclosure by a third party.

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ARTICLE 4
MISCELLANEOUS

4.1      Fees and Expenses. Each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party in connection with this Agreement. Purchaser acknowledges that the Company may pay a transaction fee to finders.

4.2      Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or by email to the email address set forth on the signature page or (b) upon actual receipt by the Party to whom such notice is required to be given.

4.3      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors. This Agreement is not assignable by either Party.

4.4      Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement).

4.5      Survival of Representations. The Purchaser agrees that all of the warranties, representations acknowledgments, confirmations, covenants and promises made in this Agreement shall survive its execution and delivery.

4.6      Changes in Representations. The Purchaser agrees to notify the Company immediately of any change in the representations, warranties or information pertaining to the Purchaser contained herein.

[Signature page immediately follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

	EZTD, INC.	AFTH S.C.SP
By:		By:

	Name:	Name: Gustavo Perrotta
	Title:	Title: Manager A of FT Sarl, General Partner of AFTH S.C.Sp

By:
Name:
Title: Manager B of FT Sarl, General Partner of AFTH S.C.Sp

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THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

EZTD, INC.

COMMON STOCK PURCHASE WARRANT

Warrant No.: 2942015	Original Issue Date: 29.04.2015
Initial Holder: AFTH, S.C.SP	Initial Exercisable Date: Upon the issuance of the warrant
Company number: B 194799 (Luxembourg Registre de Commerce et des Societes)	No. of Shares Subject to Warrant: 1,138,484
Address: 10 Rue Antoine Jans Luxembourg L-1820	Exercise Price Per Share: $ 0.19078
Expiration Date: 4 p.m., New York time, on: the date falling sixty (60) months as of the Original Issue Date

EZTD, Inc., a Nevada corporation (the ”Company”), hereby certifies that, for value received, the Initial Holder shown above, or its permitted registered assigns (the ”Holder”), is entitled to purchase from the Company up to the number of shares of its common stock shown above (the ”Common Stock”) (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at the exercise price shown above (as may be adjusted from time to time as provided herein, the ”Exercise Price”), at any time and from time to time on or after the Initial Exercisable Date shown above and through and including the Expiration Date shown above (the “Expiration Date”), and subject to the following terms and conditions:

This Warrant is being issued pursuant to the security purchase agreement that was signed between the company and the Holder and is dated 29th of April 2015.

1.	Definitions. The terms defined in this Warrant.

2.                     List of Warrant Holders. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the Initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.                     List of Transfers; Restrictions on Transfer. The Company shall register any transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant.

4.	Exercise and Duration of Warrant.

(a)   All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 of this Warrant at any time and from time to time on or after the Initial Exercisable Date and through and including the Expiration Date. Subject to Section 11 hereof, at the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and shall no longer be outstanding.

(b)   The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the ”Exercise Notice”), completed and duly signed by the Holder, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised. The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) shall be referred to as an ”Exercise Date”. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, but if it is not so delivered then such exercise shall constitute an agreement by the Holder to deliver the original Warrant to the Company as soon as practicable thereafter. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

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5.	Delivery of Warrant Shares.

(a)   Upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise. “Trading Day” shall mean a date on which the Company’s Common Stock trades on its principal trading market ("Trading Market"). The Holder, or any person and\or entity permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust and Clearing Corporation. If as of the time of exercise the Warrant Shares constitute restricted or control securities, the Holder, by exercising, agrees not to resell them except in compliance with all applicable securities laws.

(b)   To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person and\or entity or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person and\or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person and\or entity, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6.                     Charges, Taxes and Expenses. The Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liabilities that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon the exercise hereof.

7.                     Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

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8.                     Reservation of Warrant Shares. The Company covenants that it will, at all times, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from any preemptive rights or any other contingent purchase rights of any person and\or entity other than the Holder (taking into account the adjustments and restrictions of Section 9 herein). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance thereof and the payment of the applicable Exercise Price in accordance with the terms hereof, shall be duly and validly authorized, issued and fully paid and non-assessable.

9.                     Certain Adjustments; Termination under Certain Circumstances. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)   Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)   Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset besides cash (in each case, ”Distributed Property”), then either upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution or, at the option of the Company, concurrently with such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

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(c)   Fundamental Transactions. As used herein, “Fundamental Transaction” means at any time while this Warrant is outstanding (i) the Company effects any merger of the Company with another entity, in which the shareholders of the Company immediately prior to the transaction own immediately after the transaction less than a majority of the outstanding stock of the successor entity, or its parent if applicable, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer approved or authorized by the Company’s Board of Directors is completed pursuant to which holders of at least a majority of the outstanding Common Stock tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property. In the event of a Fundamental Transaction pursuant to which the securities, cash or property issuable with respect to the outstanding Common Stock consist solely of cash and/or securities traded on a national securities exchange or an established over-the-counter market (the “Alternate Consideration”), this Warrant shall expire immediately prior to the closing of the Fundamental Transaction. The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder shall be entitled to receive upon proper exercise of this Warrant prior to such closing.

(d)   Number  of  Warrant  Shares.  Simultaneously  with  any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)   Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)   Notice  of  Adjustments.  Upon  the  occurrence  of  each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, in good faith, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent for the Common Stock.

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(g)   Notice  of  Corporate  Events.  If,  while  this  Warrant  is outstanding, the Company (i) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least ten (10) Trading Days prior to the applicable record or effective date on which a person and\or entity would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all reasonable steps to give Holder the practical opportunity to exercise this Warrant prior to such time; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.                   Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds.

11.	Reserved.

12.                   No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the applicable Exercise Date.

13.                   Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section at or prior to 10:00 a.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via fax at the fax number specified in this Section on a day that is not a Trading Day or later than 10:00 a.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices or communications shall be: if to the Company, to 50 West Liberty Street, Suite 880 Reno, Nevada 89501 (or such other address as the Company shall indicate in writing in accordance with this Section) or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register (or such other address as the Holder shall indicate in writing in accordance with this Section).

14.           Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

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15.	Miscellaneous.

(a)   This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person and\or entity other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(b)   All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c)   The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

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(d)   In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)   Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

EZTD Inc.
By:
Name:
Title:

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EZTD, INC.

EXERCISE NOTICE

WARRANT ORIGINALLY ISSUED ON __________

WARRANT NO. __________

Ladies and Gentlemen:

(1)    The undersigned hereby elects to exercise the above-referenced Warrant with respect to shares of Common Stock. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)   The Holder intends that payment of the Exercise Price shall be made as: Cash Exercise under Section 10 of the Warrant.

(3)    The holder shall pay the sum of $ __________ to the Company in accordance with the terms of the Warrant.

(4)    Pursuant to this Exercise Notice, the Company shall deliver to the Holder the number of Warrant Shares determined in accordance with the terms of the Warrant.

(5)    By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of the Warrant to which this notice relates.

Dated:	HOLDER:

Print name

By:

Title:

9

EZTD, INC.

WARRANT ORIGINALLY ISSUED ON __________

WARRANT NO. _______________

FORM OF ASSIGNMENT

To be completed and signed only upon transfer of Warrant

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________ the right represented by the above-referenced Warrant to purchase _________________ shares of Common Stock to which the within Warrant relates and appoints __________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:	TRANSFEROR:

Print name

By:

Title:

TRANSFEREE:

Print name

By:

Title:

WITNESS:

Address of Transferee:

Print name

10

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) dated June __, 2015, by and between EZTD Inc., a Delaware corporation (the “Company”), and Paolo De Spirt, Via Bellezza 11, 20136 Milano Italy (the “Purchaser”).

The Company and the Purchaser (collectively herein, the "Parties") agree as follows:

ARTICLE 1
PURCHASE AND SALE

1.1    Closing.

 (a)  Subject to the terms and conditions of this Agreement, the closing of the transaction contemplated by this Agreement (the "Closing") shall be held remotely via the exchange of documents and signatures concurrently with the execution of this Agreement or such other time as shall be agreed upon, orally or in writing, by the Purchaser and the Company.

 (b)  Securities Purchased. At the Closing the Company will sell and the Purchaser will purchase the following securities of the Company for an aggregate purchase price of US$ 30,000 (Thirty thousand) (the “Purchase Price”), as follows:

         (i)  157,250 (One hundred fifty-seven thousand, two hundred and fifty) shares of the Company’s Common Stock $0.001 par value at a price of $0.19078 corresponding to an aggregate purchase price of 30,000 (Thirty thousand) US$ ; and

         (ii)  Sixty (60) months warrant to purchase up to an additional 47,175 (Fourty seven thousand and hundred seventy five) shares of the Company’s Common Stock $0.001 par value with an exercise price of $ 0.19078 per share, which will be issued to the Purchaser at the Closing and will be exercisable only after six months from Closing (the "Warrant"). No separate consideration shall be paid for the issuance of the Warrant. The Warrant shall be in the form appended hereto as Annex "A" (the shares issuable upon the exercise of the Warrant are sometimes referred to hereinafter as the "Warrant Shares" and the Shares and the Warrant Shares are sometime referred to hereinafter as the "Securities").

 (c)  Closing Deliveries. Subject to the following provisions of this clause, at or prior to the Closing, the following transactions will take place, all of which shall be deemed to have occurred simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:  (1) the Purchaser shall pay the purchase price to the Company, by way of a bank transfer to the Company's account, in immediately available funds, to the bank account of which details shall be deliver to the Purchaser by the Company, (2) the Company shall issue and allot to the Purchaser, no later than forty five (45) days following the Closing, the Shares and the Warrant., and (3) each Party shall deliver to the other Party copies of resolutions taken by its board of directors (or other similar governing body) approving the execution and delivery of this Agreement, and all the transactions contemplated hereunder.

THE PURCHASER UNDERSTANDS THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK, AND THAT THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE. THERE CAN BE NO ASSURANCES THAT THE PURCHASER WILL RECOVER ALL OR ANY PORTION OF THIS INVESTMENT.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1  Representations and Warranties of the Company.

 (a)  Organization and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

 (b)  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including the issuance of the Shares and the Warrant hereunder, has been duly authorized by all necessary action on the part of the Company.  This Agreement is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

 (c)  Issuance of the Securities; Registration.  The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and no assessable. The Warrant Shares, when issued in accordance with the terms of the Warrant, will be validly issued, fully paid and non assessable.

 (d)  Material Adverse Changes.  Except as listed in Schedule 2.1(d),  as of June 30, 2013 onwards there has not been:

(i)            any material adverse change in the assets, liabilities, financial condition, business or prospects of the Company;

(ii)           any damage, destruction or loss, materially affecting the assets, business, properties, condition (financial or otherwise) of the Company;

(iii)          any waiver or compromise by the Company of a material right or of a material debt owed to it;

(iv)          any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;

(v)           any material change or amendment to a material contract or arrangement by which the Company or any of their respective assets or properties is bound or subject;

(vi)          any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder of the Company;

(vii)         any sale, assignment or transfer of any and all intellectual property of the Company, including but not limited to, whether or not patentable, including without limitation, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, licenses, proprietary rights, processes and concepts;

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(viii)       any resignation or termination of employment of any officer or key employee of the Company; and the Company, to the best of its knowledge, does not know of any impending resignation or termination of employment of any such officer or key employee;

(ix)          receipt of written notice that there has been a loss of, or material order cancellation by, any major customer or business associate of the Company;

(x)           any mortgage, pledge, transfer of any interest or equity of any individual or entity (including without limitation any right to acquire, option, or right of pre-emption, or right of first refusal) or any mortgage, charge, pledge, lien, or assignment, or any other encumbrance or security interest or arrangement of whatsoever nature over or in the relevant property in, or lien, created by the Company and/or by its subsidiary, with respect to any of their respective material properties or assets;

(xi)          any loans or guarantees made by the Company to or for the benefit of their respective employees, officers or directors, or any members of their respective immediate families, other than travel advances and other advances made in the ordinary course of its business;

(xii)         any declaration, setting aside or payment or other distribution in respect of the share capital of the Company or any direct or indirect redemption, purchase or other acquisition of any of such share capital by the Company;

(xiii)        any other event or condition of any character that might have a material adverse affect on the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

(xiv)        any agreement or commitment by the Company to do any of the things described in this Section 2.1(d).

2.2  Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as follows:

 (a)  Organization; Authority.  If the Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser.  This Agreement has been duly executed by the Purchaser, and is the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority, including the U.S. Securities and Exchange Commission, is required on the part of the Purchaser in connection with the execution and delivery of this Agreement, or the offer, sale, and delivery of the Securities as contemplated by this Agreement.

 (b)  Own Account; Investment Intent.  The Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not and will not acquire the Shares, the Warrant or the Warrant Shares with a view to or for distributing or reselling them in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law, has no present intention of distributing any of them in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding their distribution of such Securities. The Purchaser understands that the Securities included therein are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws. The Purchaser is acquiring the Securities and each part thereof hereunder in the ordinary course of its business.

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 (c)  Regulation S.  The Purchaser makes the following representations related to Regulation S under the Securities Act: (i) it is not a “U.S. Person” as that term is defined in Rule 902 of Regulation S under the Securities Act; and received all communications relating to the issuance of the Shares, and executed all documents relating thereto, outside the United States; and (ii) it agrees to resell the Shares, the Warrant and the Warrant Shares only in accordance with the provisions of Regulation S, or pursuant to another available exemption from the registration requirements of the Securities Act, and further agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

 (d)  Experience of Such Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Securities (and each part thereof) and, at the present time, is able to afford a complete loss of such investment.

 (e)  Opportunity to Conduct Due Diligence.  The Purchaser was granted the opportunity to conduct, and has conducted, due diligence prior to entering into the transactions contemplated by this Agreement. The Purchaser has read this Agreement and is familiar with the terms of the Securities. In making the decision to purchase the Securities, the Purchaser and the Purchaser’s advisors have, prior to any sale to the Purchaser, been given access and the opportunity to examine all books and records of the Company, all contracts and documents relating to the Company, and an opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information necessary to verify the accuracy of the information provided to the Purchaser. The Purchaser and the Purchaser’s advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested. The only representations and warranties being given to the Purchaser by the Company, express or implied, at law or in equity, with respect to the Company, the Securities and\or the Company's business, are as explicitly contained in this Agreement.

 (f)  Advice. The Company and its counsel have not provided to the Purchaser any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Purchaser has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

ARTICLE 3
OTHER AGREEMENTS OF THE PARTIES

3.1  Transfer Restrictions.

 (a)  The Purchaser hereby acknowledges that the Securities and any part thereof may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares, Warrant or Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of such opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares, Warrant or the Warrant Shares under the Securities Act. Unless the transfer of the Warrant has been registered, no Warrant may be transferred to any person that is not an “accredited investor.”

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 (b)  The Purchaser agrees to the imprinting, so long as is required, of a legend on any of the Shares, Warrant and Warrant Shares in the following form:

[THESE SHARES] [THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT] HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

3.2  Non Compete. Purchaser undertakes that for so long as it is a shareholder of the Company and for a period of twelve (12) months thereafter,  it shall : (i) not engage in any activity that directly and\or indirectly competes with the business of Company, (ii) not hold ownership interest in any firm or corporation that directly and\or indirectly competes with the Company, other than passive holdings representing less than five percent (5%) of any such firm or corporation, and (iii) refrain from any potential conflict of interests with the Company.

3.3  Confidentiality. Subject to applicable law, each Party agrees to keep this Agreement in strict confidence and that it shall not, without the prior written consent of the other Party, disclose any information relating to the other Party other than disclosure to the representatives and\or advisors of such Party, on a "need to know" basis or as required under applicable law. For the avoidance of doubt, the aforesaid shall not include any information which: (a) is or becomes generally available to the general public other than as a result of a breach of an undertaking hereunder, or (b) is or becomes available to a Party through a disclosure by a third party.

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ARTICLE 4
MISCELLANEOUS

4.1  Fees and Expenses. Each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party in connection with this Agreement.  Purchaser acknowledges that the Company may pay a transaction fee to finders.

4.2  Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or by email to the email address set forth on the signature page or (b) upon actual receipt by the Party to whom such notice is required to be given.

4.3  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their successors.  This Agreement is not assignable by either Party.

4.4  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.  Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement).

4.5  Survival of Representations.  The Purchaser agrees that all of the warranties, representations acknowledgments, confirmations, covenants and promises made in this Agreement shall survive its execution and delivery.

4.6  Changes in Representations.  The Purchaser agrees to notify the Company immediately of any change in the representations, warranties or information pertaining to the Purchaser contained herein.

[Signature page immediately follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EZTD, INC.	PAOLO DE SPIRT

By:	By:
Name:		Name:
Title:		Title:

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THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

EZTD, INC.

COMMON STOCK PURCHASE WARRANT

Warrant No.:04062015	Original Issue Date: 4.6.2015
Initial Holder: Paolo De Spirt	Initial Exercisable Date: Exercisable after 6 months from the closing
No. of Shares Subject to Warrant: 47,175
Address: Via Bellezza 11, 20136 Milano Italy	Exercise Price Per Share: $ 0.19078
Expiration Date: 4 p.m., New York time, on: the date falling twenty four (60) months as of the Original Issue Date

    EZTD, Inc., a Delaware corporation (the ”Company”), hereby certifies that, for value received, the Initial Holder shown above, or its permitted registered assigns (the ”Holder”), is entitled to purchase from the Company up to the number of shares of its common stock shown above (the ”Common Stock”) (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at the exercise price shown above (as may be adjusted from time to time as provided herein, the ”Exercise Price”), at any time and from time to time on or after the Initial Exercisable Date shown above and through and including the Expiration Date shown above (the “Expiration Date”), and subject to the following terms and conditions:

This Warrant is being issued pursuant to the security purchase agreement that was signed between the company and the Holder.

1.             Definitions. The terms defined in this Warrant.

2.             List of Warrant Holders.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the Initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time).  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.             List of Transfers; Restrictions on Transfer. The Company shall register any transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant.

4.             Exercise and Duration of Warrant.

 (a)          All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 of this Warrant at any time and from time to time on or after the Initial Exercisable Date and through and including the Expiration Date. Subject to Section 11 hereof, at the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and shall no longer be outstanding.

(b)           The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the ”Exercise Notice”), completed and duly signed by the Holder, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised. The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) shall be referred to as an”Exercise Date”. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, but if it is not so delivered then such exercise shall constitute an agreement by the Holder to deliver the original Warrant to the Company as soon as practicable thereafter.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5.             Delivery of Warrant Shares.

(a)           Upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise. “Trading Day” shall mean a date on which the Company’s Common Stock trades on its principal trading market ("Trading Market"). The Holder, or any person and\or entity permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust and Clearing Corporation.  If as of the time of exercise the Warrant Shares constitute restricted or control securities, the Holder, by exercising, agrees not to resell them except in compliance with all applicable securities laws.

(b)           To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person and\or entity or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person and\or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person and\or entity, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6.             Charges, Taxes and Expenses. The Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liabilities that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon the exercise hereof.

7.             Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.             Reservation of Warrant Shares. The Company covenants that it will, at all times, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from any preemptive rights or any other contingent purchase rights of any person and\or entity other than the Holder (taking into account the adjustments and restrictions of Section 9 herein). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance thereof and the payment of the applicable Exercise Price in accordance with the terms hereof, shall be duly and validly authorized, issued and fully paid and non-assessable.

9.             Certain Adjustments; Termination under Certain Circumstances. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)           Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)           Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset besides cash (in each case, ”Distributed Property”), then either upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution or, at the option of the Company, concurrently with such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(c)           Fundamental Transactions. As used herein, “Fundamental Transaction” means  at any time while this Warrant is outstanding  (i) the Company effects any merger of the Company with another entity, in which the shareholders of the Company immediately prior to the transaction own immediately after the transaction less than a majority of the outstanding stock of the successor entity, or its parent if applicable, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer approved or authorized by the Company’s Board of Directors is completed pursuant to which holders of at least a majority of the outstanding Common Stock tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.  In the event of a Fundamental Transaction pursuant to which the securities, cash or property issuable with respect to the outstanding Common Stock consist solely of cash and/or securities traded on a national securities exchange or an established over-the-counter market (the “Alternate Consideration”), this Warrant shall expire immediately prior to the closing of the Fundamental Transaction.  The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder shall be entitled to receive upon proper exercise of this Warrant prior to such closing.

(d)           Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)           Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)            Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, in good faith, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent for the Common Stock.

(g)            Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least ten (10) Trading Days prior to the applicable record or effective date on which a person and\or entity would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all reasonable steps to give Holder the practical opportunity to exercise this Warrant prior to such time;  provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

 10.          Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds.

             11.          Reserved.

 12.         No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the applicable Exercise Date.

13.           Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section at or prior to 10:00 a.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via fax at the fax number specified in this Section on a day that is not a Trading Day or later than 10:00 a.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices or communications shall be:  if to the Company, to 1811 Silverside Road, city of Wilmington, country of new castle, state of Delaware, 19810. (or such other address as the Company shall indicate in writing in accordance with this Section) or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register (or such other address as the Holder shall indicate in writing in accordance with this Section).

14.           Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.           Miscellaneous.

(a)           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person and\or entity other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(b)                All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)            Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

EZTD Inc.
By:
Name:
Title:

EZTD, INC.

EXERCISE NOTICE

WARRANT ORIGINALLY ISSUED ON __________

WARRANT NO. __________

Ladies and Gentlemen:

(1)           The undersigned hereby elects to exercise the above-referenced Warrant with respect to shares of Common Stock.  Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)           The Holder intends that payment of the Exercise Price shall be made as:
                Cash Exercise under Section 10 of the Warrant.

(3)            The holder shall pay the sum of $ __________ to the Company in accordance with the terms of the Warrant.

(4)            Pursuant to this Exercise Notice, the Company shall deliver to the Holder the number of Warrant Shares determined in accordance with the terms of the Warrant.

(5)            By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of the Warrant to which this notice relates.

Dated:	HOLDER:

Print name

By:

Title:

EZTD, INC.

WARRANT ORIGINALLY ISSUED ON __________

WARRANT NO. _______________

FORM OF ASSIGNMENT

To be completed and signed only upon transfer of Warrant

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________ the right represented by the above-referenced Warrant to purchase _________________ shares of Common Stock to which the within Warrant relates and appoints __________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:	TRANSFEROR:

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By:

Title:

TRANSFEREE:

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By:

Title:
WITNESS:
Address of Transferee:

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